Exhibit 10.1

SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

This SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT

AND SECURITY AGREEMENT (this “Amendment”) is entered into as of February 10, 2017 by and among PC CONNECTION, INC., a Delaware corporation (the “Borrower”), the Guarantors listed on the signature pages hereof, the lenders from time to time party to the Credit Agreement (as defined below) (each, a “Lender”, and collectively, the “Lenders”), and CITIZENS BANK, N.A., (“Citizens” and f/k/a RBS Citizens, N.A. and Citizens Bank of Massachusetts), as agent for the Lenders (in such capacity, together with its successor and assigns in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, Guarantors, the Lenders and the Agent entered into that certain Third Amended and Restated Credit and Security Agreement, dated as of February 24, 2012 (as amended by that certain First Amendment to Third Amended and Restated Credit and Security Agreement, dated as of December 24, 2013, as amended hereby, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Agent and the Lenders agree to amend the Credit Agreement in certain respects to the extent set forth in this Amendment; and

WHEREAS, the Borrower, Guarantors, the Agent and the Lenders party hereto are willing to amend the Credit Agreement upon the terms and subject to the conditions set forth below.

NOW THEREFORE, in consideration of the foregoing and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement.

2.Amendment. In reliance upon the representations and warranties set forth in Section 4 below and upon satisfaction of the conditions to effectiveness set forth in Section 3 below, the parties hereto agree to amend the Credit Agreement as follows:

(a)The first Recital to the Credit Agreement is hereby amended and restated in its entirety as follows:

“Third Amended and Restated Credit and Security Agreement dated as of February 24, 2012 (the “Agreement” or the “Loan Agreement”) by and among PC Connection Inc., a corporation organized under the laws of the State of Delaware (the “Borrower”), GovConnection, Inc., a corporation organized under the laws of the State of Maryland, PC Connection Sales Corporation, a corporation organized under the laws of the State of Delaware, MoreDirect, Inc., a corporation organized under the laws of the State of Florida and GlobalServe, Inc., a corporation organized under the laws of the State of Delaware (each a “Guarantor” and collectively the “Guarantors”), the financial institutions which are now or which hereafter become a party hereto (collectively, the “Lenders” and individually a “Lender”) and Citizens Bank, N.A. (“Citizens” and f/k/a RBS Citizens, N.A. and Citizens Bank of Massachusetts), as agent for Lenders (Citizens, in such capacity, the “Agent”).”

(b)The definition of “Eurodollar Rate” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

 “‘Eurodollar Rate’ shall mean, relative to any LA Interest Period (as defined below), the offered rate for deposits of U.S. Dollars for a term coextensive with the designated LA Interest Period which the ICE Benchmark Administration (or any successor administrator of LIBOR rates) fixes as its LIBOR rate as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such Interest Period. If such day is not a London Banking Day, the Eurodollar Rate shall be determined on the next preceding day which is a London Banking Day. If for any reason the Bank cannot determine such offered rate fixed by the then current administrator of LIBOR rates, the Bank may, in its sole but reasonable discretion, use an alternative method to select a rate calculated by the Bank to reflect its cost of funds.”

(c)The definition of “LIBOR Advantage Rate” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘LIBOR Advantage Rate’ means, relative to any LA Interest Period, the offered rate for deposits of U.S. Dollars for a term coextensive with the designated LA Interest Period, reset monthly, which the ICE Benchmark Administration (or any successor administrator of LIBOR rates) fixes as its LIBOR rate as of 11:00 a.m. London time for delivery in two London Banking Days. If such day is not a London Banking Day, the LIBOR Advantage Rate shall be determined on the next preceding day which is a London Banking Day. If for any reason the Bank cannot determine such offered rate fixed by the then current administrator of LIBOR rates, the Bank may, in its sole but reasonable discretion, use an alternative method to select a rate calculated by the Bank to reflect its cost of funds.”

(d)The definition of “Permitted Acquisitions” in Section 1.2 of the Credit Agreement is hereby amended by replacing “$25,000,000” therein with “$50,000,000”.

(e)The definition of “Permitted Vendor Debt” in Section 1.2 of the Credit Agreement is hereby amended by replacing all references to “$50,000,000” therein with “$75,000,000”.

(f)Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Minimum Consolidated Net Worth. Maintain a minimum Consolidated Net Worth of (i) $346,694,000 as of the period ended September 30, 2016 plus (ii) on a cumulative basis, an amount equal to fifty percent (50%) of the Consolidated Net Income of Borrower and its Subsidiaries in each quarter thereafter, commencing with the fiscal quarter ending December 31, 2016.”

(g)Section 7.8 of the Credit Agreement is hereby amended by replacing “$15,000,000” therein with “$25,000,000”.

(h)Section 13.1 of the Credit Agreement is hereby amended by replacing “February 24, 2017” therein with “February 10, 2022”.

3.Conditions Precedent.The effectiveness of this Amendment is subject to the following conditions:

(a)The execution and delivery to the Agent and each Lender of:

(i)this Amendment by the Borrower, Guarantors, the Agent, and the Lenders, in form and substance satisfactory to the Agent and the Lenders;

(ii)a certificate from the secretary or assistant secretary of the Borrower and each Guarantor hereof certifying to (a) articles or certificate of formation, as applicable, and all amendments thereto, certified by the secretary of the applicable state of incorporation, (b) bylaws or operating agreements, as applicable, and all amendments thereto, (c) resolutions and

(d) incumbency and signatures of the officers and representatives executing the Amendment and/or the Joinder Agreement (as defined below), as applicable;

(iii)a certificate of good standing and foreign qualification to do business (or foreign equivalent thereof) of the Borrower and each Guarantor listed on the signature page hereof from their respective applicable secretary of state;

(iv)a Joinder Agreement (the “Joinder Agreement”) to the Credit Agreement by GlobalServe, Inc., as a Guarantor, in form and substance satisfactory to the Agent and the Lenders;

(v)an updated Perfection Certificate with respect to the Borrower and each Guarantor;

(vi)results of lien and judgment searches in respect of the Borrower and each Guarantor satisfactory to the Agent;

(vii)Agent shall have received the executed legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Amendment, the Joinder and related agreements as Agent may reasonably require and Borrower and each of its Subsidiaries hereby authorize and direct such counsel to deliver such opinions to Agent and Lenders; and

(viii)Agent shall have received such UCC financing statements, pledge agreements, security agreements, supplements, instruments, schedules, and other agreements as Agent may reasonably request to give effect to the Joinder Agreement and the perfection of Agent’s Liens in all Collateral in respect of GlobalServe, Inc.

(b)The Borrower shall have paid to the Lenders in accordance with their respective Commitment Percentages in cash a one-time, fully-earned and non- refundable facility fee in an aggregate amount equal to Fifty Thousand Dollars ($50,000).

(c)The Agent and Lenders shall have received all fees payable to Agent and Lenders pursuant to the Credit Agreement on or prior to the date hereof and all other amounts due to the Agent pursuant to the Credit Agreement (including reimbursement of fees and expenses (including fees and expenses of counsel) incurred in connection with this Amendment).

(d)After giving effect to this Amendment, the representations and warranties set forth in Section 4 of this Amendment shall be true and correct in all respects.

4.Representations and Warranties. Each of the Borrower and the Guarantors hereby represents and warrants to Agent and each Lender that:

(a)each of the Borrower and the Guarantors is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization;

(b)each of the Borrower and the Guarantors has the power and authority to execute, deliver and perform its obligations under this Amendment;

(c)the execution, delivery and performance by the Borrower and each Guarantor of this Amendment has been duly authorized by all necessary corporate or limited liability company action, as applicable;

(d)this Amendment constitutes the legal, valid and binding obligation of the Borrower and each Guarantor, as applicable, enforceable against each such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws limiting creditors’ rights generally or by equitable principles relating to enforceability;

(e)no pending or threatened litigation, arbitration, actions or proceedings exist, which if adversely determined could reasonably be expected to result in a Material Adverse Effect;

(f)no material liabilities or indebtedness for borrowed money exist, other than the Obligations and Indebtedness permitted pursuant to Section 7.8 of the Credit Agreement;

(g)since September 30, 2016, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect;

(h)no Default or Event of Default exists and remains continuing or would exist after giving effect to this Amendment and the transactions contemplated hereby; and

(i)all representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty was true and correct in all material respects as of such date; provided, that if any representation and warranty is qualified as to materiality or Material Adverse Effect, such representation and warranty is true and correct in all respects as of the date hereof, except to the extent made as of a specific date, in which case each such representation and warranty was true and correct in all respects as of such date.

5.Agreement in Full Force and Effect. The Credit Agreement and the Other Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. Except as expressly set forth herein, this Amendment shall not be deemed to be an amendment or modification of any provisions of the Credit Agreement or any Other Document  or any right, power or remedy of Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any Other Document, or any other document, instrument and/or agreement executed or delivered in connection therewith or of any Event of Default under any of the foregoing, in each case, whether arising before or after the date hereof or as a result of performance hereunder or thereunder. This Amendment also shall not preclude the future exercise of any right, remedy, power, or privilege available to Agent and/or the Lenders whether under the Credit Agreement or the Other Documents, at law or otherwise and nothing contained herein shall constitute a course of conduct or dealing among the parties hereto. All references to the Credit Agreement shall be deemed to mean the Credit Agreement as modified hereby. This Amendment shall not constitute a novation or satisfaction and accord of the Credit Agreement and the Other Documents. The parties hereto agree to be bound by the terms and conditions of the Credit Agreement and the Other Documents as modified by this Amendment, as though such terms and conditions were set forth herein. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as modified by this Amendment, and each reference herein or in any Other Document to the “Credit Agreement” shall mean and be a reference to the Credit

Agreement as modified by this Amendment.

6.Counterparts. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument. Delivery of counterparts by facsimile or electronic mail shall be deemed equally effective as delivery of originals.

7.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and each Guarantor and its successors and assigns and the Agent and each Lender and their respective successors and assigns.

8.Reaffirmation. Each of the Borrower and the Guarantors as debtor, grantor, pledgor, or in other any other similar capacity in which such party grants liens or security interests in its property pursuant to the Other Documents hereby (a) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Other Documents to which it is a party and (b) ratifies and reaffirms such grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each of the Borrower and the Guarantors hereby consents to this Amendment and acknowledges that each of the Other Documents remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or the Lenders, constitute a waiver of any provision of any of the Other Documents or serve to effect a novation of the Obligations.

9.Acknowledgment of Rights; Release of Claims. Each of the Borrower and the Guarantors hereby acknowledges that: (a) it has no defenses, claims or set-offs to the enforcement by the Agent or any Lender of such party’s liabilities, obligations and agreements on the date hereof; (b) to its knowledge, the Agent and each Lender have fully performed all undertakings and obligations owed to it as of the date hereof; and (c) neither the Agent nor any Lender waives, diminishes or limits any term or condition contained in the Credit Agreement or any of the Other Documents. Each of the Borrower and the Guarantors hereby remises, releases, acquits, satisfies and forever discharges the Agent and each Lender, their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Agent or any Lender (“Releasees”), of and from any and all manner of known and unknown actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had, now has or, to the extent arising from or in connection with any act, omission or state of facts taken or existing on or prior to the date hereof, may have after the date hereof against the Releasees, for, upon or by reason of any matter, cause or thing whatsoever through the date hereof. Without limiting the generality of the foregoing, each of the Borrower and the Guarantors waives and affirmatively agrees not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest: (i) the right of Agent and each Lender to exercise their respective rights and remedies described in this Amendment; (ii) any provision of this Amendment, the

Credit Agreement or any Other Document; or (iii) any conduct of the Releasees relating to or arising out of the Credit Agreement or the Other Documents on or prior to the date hereof.

10.Costs and Expenses. The Borrower agrees to reimburse the Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.

11.Governing Law. The laws of the Commonwealth of Massachusetts shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

12.WAIVER OF JURY TRIAL. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN AN ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Amendment as of the date set forth above.

BORROWER:

PC CONNECTION, INC., a Delaware corporation

By:	/s/ William Schulze
Name: William Schulze
Title: Interim Chief Financial Officer

GUARANTORS:

GOVCONNECTION, INC.,
a Maryland corporation

By:	/s/ Gary Anderson
Name: Gary Anderson
Title: Treasurer

PC CONNECTION SALES CORPORATION,
a Delaware corporation

By:	/s/ Gary Anderson
Name: Gary Anderson
Title: Treasurer

MORE DIRECT, INC.,
A Florida corporation

By:	/s/ Gary Anderson
Name: Gary Anderson
Title: Treasurer

GLOBALSERVE, INC.,
A Delaware corporation

By:	/s/ Gary Anderson
Name: Gary Anderson
Title: Treasurer

[Second Amendment to Third Amended and Restated Credit Agreement]

AGENT:

CITIZENS BANK, N.A.

By:	/s/ Marc Lubelczyk
Name: Marc Lubelczyk
Title: Senior Vice President

LENDER:

CITIZENS BANK, N.A.

By:	/s/ Marc Lubelczyk
Name: Marc Lubelczyk
Title: Senior Vice President

[Second Amendment to Third Amended and Restated Credit Agreement]